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                                                                  EXHIBIT 23.2
                        INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-00985 of The Pep Boys -- Manny, Moe & Jack on Form S-3 of our report dated March 20, 1995, appearing in the Annual Report on Form 10-K of The Pep Boys -- Manny, Moe and Jack for the year ended January 28, 1995 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


February 22, 1996